Exhibit (i)(2)

                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                         617-526-6000 O FAX 617-526-5000




                                 April 26, 2002

Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 8 to the Registration Statement of Catholic Values Investment Trust (Trust) File Nos. 333-17161; 811-07951 (PEA no. 8)

Gentlemen:

      Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 8 of its opinion, dated April 7, 1998, filed with the Securities and Exchange Commission on April 30, 1998, as exhibit no. 10 to post-effective amendment no. 3.

      The consent may not be used for any purpose other than as set forth above without our further consent.


                                                  Very truly yours,


                                               /s/ Hale and Dorr LLP
                                                  --------------------
                                                   Hale and Dorr LLP